Exhibit 11

                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE STATEMENT
                      (Thousands of dollars, except share data)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                     1996        1995
                                                 ---------   ---------

          Net earnings                          $    5,040  $    3,050
                                                 =========   =========
          Weighted average
           number of common
           shares outstanding
           during the period                     5,915,412   5,645,971

          Weighted average
           number of maximum
           shares subject to
           exercise under
           outstanding stock
           options at end of
           period                                  672,760     669,975
                                                 ---------   ---------
                                                 6,588,172   6,315,946
          Less treasury shares
           assumed purchased
           with proceeds from
           assumed exercise of
           outstanding options (a)                 366,229     557,785
                                                 ---------   ---------
          Weighted average
           number of common and
           common equivalent
           shares outstanding
           after assumed
           exercise of options                   6,221,943   5,758,161
                                                 =========   =========
          Earnings per share
           based on above
           assumptions (b)                      $      .81  $      .53
                                                 =========   =========
          Earnings per share
           as reported                          $      .81  $      .54
                                                 =========   =========


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          (a)  All options are exercisable under a nonqualified plan.  The proceeds from assumed exercise of options aggregated $20,373,318 and $16,270,602 in the three month periods ended March 31, 1996 and 1995. The proceeds and number of treasury shares assumed purchased were determined on the most likely exercise assumption.

          (b) Primary and fully diluted earnings per share are the same for each period presented.


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